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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 333-10559 on Form S-8 and 33-56555 and 333-31591 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated November 14, 1997, with respect to the Combined Statement of Revenues and Certain Expenses of the Golden State Properties Portfolio included in this Current Report on Form 8-K of Burnham Pacific Properties, Inc. dated December 15, 1997.

/s/ Ernst & Young LLP

Newport Beach, California
December 15, 1997